Exhibit 99.1

Cineverse Announces Agreement to Acquire IndiCue, Inc.

LOS ANGELES, February 12, 2026 /PRNewswire/ — Cineverse Corp. (Nasdaq: CNVS), an innovative and independent entertainment technology company and studio, today announced that on February 12, 2026, it signed an agreement to acquire IndiCue, Inc., a proprietary connected television (CTV) monetization platform that provides publishers and streaming operators with the technology infrastructure to manage, optimize, and grow their advertising revenue, for $22 million in cash and shares of Cineverse common stock, subject to adjustments. The acquisition is expected to be consummated on or about February 13, 2026.

In addition, on February 12, 2026, Cineverse agreed to issue convertible notes to certain investors in the aggregate amount of $13 million. The convertible notes have a four-year term and an interest rate of 9% per annum, and are convertible into shares of Cineverse’s common stock. The Company intends to use the net proceeds from the sale of the convertible notes in part, to fund the purchase price of the IndiCue acquisition, and for working capital and other general corporate purposes. The consummation of the sale of the convertible notes occured on February 6, 2026.

About Cineverse

Cineverse (Nasdaq: CNVS) is an entertainment technology company and studio. Fiercely innovative and independent, Cineverse develops and invests in technology and content that drives the future of the industry. Core to its business is Matchpoint® – a growing tech ecosystem powered by AI and designed to prepare, distribute, monetize, and continuously improve content across any platform. Matchpoint helps studios large and small operate at scale and improve performance and efficiency in an increasingly fragmented distribution environment. Additionally, Cineverse distributes more than 71,000 premium films, series, and podcasts, across theatrical, home entertainment, and streaming; operates dozens of digital properties that super serve passionate fandoms around the world; and works with leading brands to connect them with audiences they value. From award-winning technology to the highest-grossing unrated film in U.S. history, Cineverse has created a playbook that marries tech and content to redefine the next era of entertainment. For more information, visit home.cineverse.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse’s filings with the Securities and Exchange Commission, including Cineverse’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,’’ “intends,’’ “plans,’’ “could,” “might,” “believes,’’ “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cineverse’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

For Media

The Lippin Group for Cineverse

cineverse@lippingroup.com

At Cineverse

Julie Milstead

investorrelations@cineverse.com